Exhibit 99.1

BrightSpire Capital, Inc. Prices Secondary Offering

NEW YORK, August 10, 2021 – BrightSpire Capital, Inc. (NYSE: BRSP) (“BrightSpire Capital” or the “Company”) announced today the pricing of a secondary offering of 8,250,000 shares of its Class A common stock by a selling stockholder affiliated with DigitalBridge Group, Inc. (“DigitalBridge”) at a public offering price of $9.00 per share. The offering is expected to close on August 13, 2021, subject to customary closing conditions. Additionally, DigitalBridge has granted the underwriters a 30-day option to purchase up to 1,237,500 additional shares of the Company’s Class A common stock at the public offering price, less underwriting discounts and commissions.

BrightSpire Capital did not offer any shares of Class A common stock in the offering and will not receive any proceeds from the sale of shares in this offering. In addition, none of BrightSpire Capital’s directors or officers sold any shares of Class A common stock in this offering.

BofA Securities, J.P. Morgan and Deutsche Bank Securities are serving as joint book-running managers for the offering and Raymond James is serving as co-manager for the offering.

The offering of these securities is being made pursuant to an effective shelf registration statement. This offering will be made only by means of a prospectus. A copy of the final prospectus, when available, may be obtained from: BofA Securities, Attention: Prospectus Department, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001,email: dg.prospectus_requests@bofa.com, and J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-866-803-9204. The final prospectus, when available, may also be accessed through the website of the Securities and Exchange Commission (the "SEC") at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BrightSpire Capital, Inc.
BrightSpire Capital, Inc. is internally managed and one of the largest publicly traded commercial real estate (CRE) credit REITs, focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE debt investments and net leased properties predominantly in the United States. CRE debt investments primarily consist of first mortgage loans, which we expect to be the primary investment strategy. BrightSpire Capital is organized as a Maryland corporation and taxed as a REIT for U.S. federal income tax purposes.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward- looking statement. Additional information about these and other factors can be found in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as in BrightSpire Capital’s other filings with the U.S. Securities and Exchange Commission. Moreover, each of the factors referenced above are likely to also be impacted directly or indirectly by the ongoing impact of COVID-19 and investors are cautioned to interpret substantially all of such statements and risks as being heightened as a result of the ongoing impact of the COVID-19. Additional information about these and other factors can be found in BrightSpire Capital’s reports filed from time to time with the U.S. Securities and Exchange Commission.

BrightSpire Capital cautions its investors not to unduly rely on any forward-looking statements. The forward- looking statements speak only as of the date of this press release. BrightSpire Capital is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and BrightSpire Capital does not intend to do so.

Contacts
Investor Relations
BrightSpire Capital, Inc.
Addo Investor Relations
Lasse Glassen
310-829-5400